UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(A) of the Securities
Exchange Act of 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☑	Soliciting Material Pursuant to §240.14a-12

3Com Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the Appropriate Box):
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Filed by 3Com Corporation
Pursuant to Rule 14a-12 under the
Securities Exchange Act of 1934
Subject Company: 3Com Corporation
Commission File No.: 000-12867
This filing consists of an email from Edgar Masri, President and Chief Executive Officer of 3Com Corporation, to the employees of 3Com Corporation, dated October 25, 2007.

To: From: Subject: Date:	3Com Worldwide Regular Employees Edgar Masri Acquisition Update October 25, 2007
As you may know, on Monday evening, we filed our Preliminary Proxy Statement with the Securities and Exchange Commission (SEC); once cleared by the SEC, we may use this document to solicit shareholder approval for the proposed acquisition of 3Com by Bain Capital. As employees and shareholders, we wanted to inform you that this material is available, although it is in preliminary form and will change before it is officially used.
To view/download the filing, please click on the following link:
http://phx.corporate-ir.net/phoenix.zhtml?c=61382&p=irol-sec
The proxy is a lengthy document that covers all aspects of the transaction. Most notably, there is some detail about:
•	The process the Board of Directors went through to determine that the Bain Capital acquisition was in the best interest of our company and our shareholders;

•	The Merger Agreement, including the impact on stock options, restricted stock grants and the Employee Stock Purchase Program (ESPP); and

•	A high-level view of how Bain Capital will finance the transaction.
Additionally, in the interest of ensuring your questions about the transaction are answered, you may submit questions via email to Employee Communications/F/HQ/3Com. We’ll make every effort to respond to you within 5 business days.
Once again, thank you for your continued hard work and efforts to maintain a business as usual approach as we work through the acquisition process. We will continue to update you with pertinent details of transaction developments as they become available.
Regards,
Edgar

Additional Information About the Transaction and Where to Find It
In connection with the proposed merger, 3Com has filed a proxy statement with the Securities and Exchange Commission. Investors and security holders are advised to read the proxy statement because it contains important information about 3Com and the proposed transaction. Investors and security holders may obtain a free copy of the proxy statement and other documents filed by 3Com at the Securities and Exchange Commission’s Web site at http://www.sec.gov. The proxy statement and such other documents may also be obtained for free from 3Com by directing such request to 3Com Corporation 350 Campus Drive, Marlborough, MA 01752-3064 Attention: Investor Relations; Telephone: 508-323-1198. Investors and security holders are urged to read the proxy statement and the other relevant materials before making any voting or investment decision with respect to the proposed transaction.
3Com and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its shareholders in connection with the proposed merger. Information concerning the interests of 3Com’s participants in the solicitation is set forth in 3Com’s proxy statements and Annual Reports on Form 10-K, previously filed with the Securities and Exchange Commission, and in the proxy statement relating to the merger.